SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 1, 1998
                                                         ------------------


                        PINNACLE WEST CAPITAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Arizona                     1-8962                   86-0512431
----------------------------       -----------            ----------------------
(State or other jurisdiction       (Commission                (IRS Employer
      of incorporation)            File Number)           Identification Number)


400 East Van Buren St., P.O. Box 52132, Phoenix, Arizona        85072-2132
--------------------------------------------------------        ----------
       (Address of principal executive offices)                 (Zip code)


                                 (602) 379-2500
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      NONE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

     As previously reported, on November 4, 1998, Arizona Public Service Company (the "Company") and the Staff of the Arizona Corporation Commission (the "ACC") entered into a proposed settlement agreement related to the implementation of retail electric competition. See Note 5 of Notes to Condensed Consolidated Financial Statements in the Pinnacle West Capital Corporation Quarterly Report on Form 10-Q for the Fiscal Quarter ended September 30, 1998. Hearings for the ACC's consideration or approval of the settlement agreement were scheduled to begin on December 3, 1998. On December 1, 1998, the Arizona Supreme Court issued an order staying the ACC hearings. The Arizona Supreme Court's stay is preparatory to consideration by the full Court of whether the ACC provided sufficient notice of the hearings to interested parties. The Court will hear oral arguments on this matter on January 14, 1999. The Court's decision may delay the introduction of competition scheduled for January 1, 1999. The proposed settlement agreement has expired by its terms and whether it will be extended is yet to be determined. The Company cannot currently predict the outcome of this matter.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            PINNACLE WEST CAPITAL CORPORATION
                                                      (Registrant)



Dated: December 2, 1998                     By:  Michael V. Palmeri
                                               ---------------------------------
                                                 Michael V. Palmeri
                                                 Treasurer